Exhibit 10.6

Execution Copy

MXENERGY INC.

AMENDED AND RESTATED

LOAN AGREEMENT

Amendment No. 1

This Agreement, dated as of March 22, 2004 (this “Agreement”), is between Lathi LLC, a Delaware limited liability company (“Lathi”), and MxEnergy Inc., a Delaware corporation (“MXE”). The parties agree as follows:

1. Loan Agreement; Definitions. This Agreement amends the Amended and Restated Loan Agreement dated as of November 14, 2003, as in effect on the date hereof prior to giving effect to this Agreement (the “Loan Agreement”), between Lathi and MXE. Terms defined in the Loan Agreement as amended hereby (the “Amended Loan Agreement”) and not otherwise defined herein are used with the meaning so defined.

2. Amendment of Loan Agreement. Effective upon the date all the conditions set forth in Section 5 hereof are satisfied (the “Amendment Date”), which conditions must be satisfied no later than March 31, 2004 or this Agreement shall terminate, the Loan Agreement is amended as follows:

2.1. Amendment of Section 1.1. Section 1.1 of the Loan Agreement is amended to read in its entirety as follows:

“1.1.        Loans.

1.1.1.       Revolving Loans. Subject to all the terms and conditions of this Agreement and so long as no Default exists, from time to time on and after the date hereof and prior to November 14, 2007, Lathi will make loans to MXE (each, a “Revolving Loan”, and collectively, the “Revolving Loans”) in such amounts as may be requested by MXE in accordance with Section 1.2. The aggregate principal amount of Revolving Loans outstanding under this Agreement at any one time shall not exceed $12,000,000.

1.1.2.       Term Loan. Subject to all the terms and conditions of this Agreement and so long as no Default exists, on one or more occasions on and after March 22, 2004 and on or prior to March 21, 2005, Lathi will make loans to MXE (collectively, the “Term Loan”) in such amounts as may be requested by MXE in accordance with Section 1.2. The aggregate principal amount of all advances made by Lathi as part of the Term Loan shall not exceed $9,000,000. The Term Loan and the Revolving Loans are collectively referred to herein as the “Loans.”

2.2. Amendment of Section 1.2. Section 1.2 of the Loan Agreement is amended to read in its entirety as follows:

“1.2.        Borrowing Requests. MXE may from time to time request a loan pursuant to Section 1.1 by providing Lathi a borrowing request in the form of Exhibit 1.2 (a “Borrowing Request”) not later than noon on the business day prior to the requested date for extension of such loan (each such date a “Funding Date”) specifying:  (a) the type of the requested loan, which shall be a Revolving Loan or a Term Loan; (b) the amount of the requested loan, which (i) shall, in the case of a Revolving Loan, be in an amount not less than $100,000 and (ii) shall, in the case of a Term Loan, be in an amount not less than $3,000,000; and (c) the requested Funding Date therefor, which shall be a business day. Lathi will make such loan to MXE by wire transfer in accordance with the instructions set forth on Exhibit 1.2. Each Borrowing Request shall be accompanied by the documentation required pursuant to Section 4.2; provided, that, with respect to the initial loan under this Agreement, it shall be a further requirement that on or before the Funding Date thereof (the “Initial Funding Date”), all of the conditions set forth in Section 4.1 shall have been satisfied.”

2.3. Amendment of Section 1.3. Section 1.3 of the Loan Agreement is amended to read in its entirety as follows:

“1.3.        Notes. MXE’s obligations to pay the Revolving Loans shall be evidenced by a grid note of MXE in the form of Exhibit 1.3 (the “Revolving Note”). MXE’s obligations to pay the Term Loan shall be evidenced by a grid note of MXE in the form of Exhibit 1.3A (the “Term Note”). The Revolving Note and the Term Note are collectively referred to herein as the “Notes.”“

2.4. Amendment of Section 1.4. Section 1.4 of the Loan Agreement is amended to read in its entirety as follows:

“1.4.        Use of Proceeds. MXE will use the proceeds of the Revolving Loans for its working capital and other general corporate purposes occurring in the ordinary course of business. MXE will use the proceeds of the Term Loan for (a) the acquisition of all the outstanding equity of Total Gas & Electric, Inc., a Florida corporation (“TGE”), and its subsidiary Total Gas & Electric (PA) Inc., a Florida corporation, (b) to meet credit requirements associated with the TGE acquisition, or (c) with the prior written consent of Lathi, for the acquisition of customer contracts in markets served by MXE or TGE.”

2.5. Amendment of Section 2. Section 2 of the Loan Agreement is amended to read in its entirety as follows:

“2.           Interest. Subject to the last sentence of this Section 2, the Revolving Loans shall accrue and bear interest at a rate of 9% per annum, computed based on actual number of days elapsed over a year of 365 days. Subject to the last sentence of this Section 2, the Term Loan shall accrue and bear interest at a rate of 14% per annum, computed based on actual number of days elapsed over a year of 365 days. Interest shall be payable quarterly, in arrears, on the last business day of each March, June, September and

December, beginning on the first such date after the Initial Funding Date. In addition, on any partial or complete payment or prepayment of principal of the Loans, MXE shall pay the accrued and unpaid interest on the portion of the Loans so paid or prepaid. Any payment or prepayment on the Loans shall be deemed to be applied first to interest and then to principal. To the full extent permitted by law, any interest not paid when due shall bear interest commencing on the 2nd business day after the due date thereof at the rate specified for Loans hereunder; provided, that in the event that applicable law does not permit the charging of interest on interest, or limits the extent of the same, this sentence shall be deemed to impose such interest on interest solely to the extent not violative of such applicable law. Upon the occurrence and during the continuance of an Event of Default, (x) the outstanding principal amount of the Revolving Loans (and any overdue interest as set forth above) shall bear interest at a rate of 12% per annum, computed and payable as provided above, (y) the outstanding principal amount of the Term Loan (and any overdue interest as set forth above) shall bear interest at a rate of 15% per annum, computed and payable as provided above, and (z) Lathi may require accrued interest to be payable on demand or at regular intervals more frequent than quarterly.”

2.6. Amendment of Section 3.1. Section 3.1 of the Loan Agreement is amended to read in its entirety as follows:

“3.1.        Payment at Maturity. On the Revolving Loan Maturity Date or any accelerated maturity of the Loans, MXE will pay to Lathi an amount equal to the Revolving Loan Loans then due, together with all accrued and unpaid interest with respect thereto. “Revolving Loan Maturity Date” means May 14, 2010, or such later date as is approved by Lathi in its sole discretion. On the Term Loan Maturity Date or any accelerated maturity of the Loans, MXE will pay to Lathi an amount in cash equal to the Term Loan then due, together with all accrued and unpaid interest with respect thereto. “Term Loan Maturity Date” means the earlier of (a) March 22, 2006, or (b) one year from the initial funding date of the Term Loan, or such later date as is approved by Lathi in its sole discretion.”

2.7. Amendment of Section 3.2. The last sentence of Section 3.2 of the Loan Agreement is amended to read in its entirety as follows:

“The amounts of the Revolving Loan prepaid pursuant to this Section 3.2 may be reborrowed from time to time prior to the Revolving Loan Maturity Date in accordance with Section 1.1, subject to the limits set forth therein. No portion of the Term Loan prepaid pursuant to this Section 3.2 may be reborrowed.”

2.8. Amendment of Section 3.3. The last sentence of Section 3.3 of the Loan Agreement is amended to read in its entirety as follows:

“The amounts of the Revolving Loan prepaid pursuant to this Section 3.3 may be reborrowed from time to time prior to the Revolving Loan Maturity Date in accordance with Section 1.1, subject to the limits set forth therein. No portion of the Term Loan prepaid pursuant to this Section 3.3 may be reborrowed.”

2.9. Addition of Section 3.5. A new Section 3.5 is added to the Loan Agreement immediately after Section 3.4 of the Loan Agreement to read in its entirety as follows:

“3.5.        Order of Application. Any prepayment of the Loans pursuant to Sections 3.2 or 3.3 shall be applied as directed by MXE to either the Revolving Loans or the Term Loan.”

2.10. Amendment of Section 4.2.3. Section 4.2.3 of the Loan Agreement is amended to read in its entirety as follows:

“4.2.3.     Commitment Not Exceeded. After giving effect to any Revolving Loan, the aggregate principal amount of the outstanding Revolving Loans shall not exceed $12,000,000. After giving effect to any advance under the Term Loan, the aggregate principal amount of all advances made by Lathi as part of the Term Loan shall not exceed $9,000,000.

2.11. Amendment of Section 5.6. The last sentence of Section 5.6 of the Loan Agreement is amended to read in its entirety as follows:

“Without the prior written consent of Lathi, MXE will not own any interest in any subsidiaries other than Infometer.com Inc., a Delaware corporation, OnlineChoice Inc., a Delaware corporation, MxEnergy Electric Inc., a Delaware corporation, MxEnergy (Canada) Ltd., a Canadian corporation, Total Gas & Electric, a Florida corporation, and Total Gas & Electric (PA) Inc., a Pennsylvania corporation, all of which are wholly owned subsidiaries of MXE; provided that MXE may increase its investment in any of the foregoing subsidiaries with Lathi’s prior written consent, not to be unreasonably withheld.”

2.12. Addition of Section 5.10. A new Section 5.10 is added to the Loan Agreement immediately after Section 5.9 of the Loan Agreement to read in its entirety as follows:

“5.10.      Issuance of Warrants. If, on the last day of any calendar month commencing one (1) month after the date hereof, any amount is outstanding under the Term Loan, then MXE shall issue to Lathi a warrant to purchase 15,000 shares of MXE common stock at a per share exercise price equal to $15.00. If, on the Term Loan Maturity Date, any amount is outstanding under the Term Loan, MXE shall issue to Lathi a warrant to purchase a number of shares of MXE common stock equal to the quotient of (a) the outstanding aggregate amount of principal of, and accrued and unpaid interest on, the Term Loan divided by (b) 15, at a per share exercise price equal to $15.00. Each warrant issued pursuant to this Section 5.10 shall be in the form attached as Exhibit 5.10.”

2.13. Amendment of Section 9. Section 9 of the Loan Agreement is amended by deleting the definitional cross-references to the terms “Loan(s)”,

“Maturity Date” and “Notes” from the table therein and by inserting the following definitional cross-references in alphabetical order in such table:

“Loans

Section 1.1.2

Notes

Section 1.3

Revolving Loan(s)

Section 1.1.1

Revolving Loan Maturity Date

Section 3.1.1

Revolving Note

Section 1.3

Term Loan

Section 1.1.2

Term Note

Section 1.3

Term Loan Maturity Date

Section 3.1.2”

2.14. Amendment of References to “Note”. All references to the defined term “Note” in the Loan Agreement are hereby amended to read “Notes”.

2.15. Amendment of Exhibit 1.2. Exhibit 1.2 to the Loan Agreement is amended to read in its entirety as set forth in Exhibit 1.2 hereto.

2.16. Addition of Exhibit 1.3A. A new Exhibit 1.3A is added to the Loan Agreement immediately after Exhibit 1.3 to the Loan Agreement to read in its entirety as set forth in Exhibit 1.3A hereto.

2.17. Addition of Exhibit 5.10. A new Exhibit 5.10 is added to the Loan Agreement immediately after Exhibit 4.2.2 to the Loan Agreement to read in its entirety as set forth in Exhibit 5.10 hereto.

3. Amendment of Security Agreement. The Security Agreement is hereby amended as follows: all references to the defined term “Note” in the Security Agreement are hereby amended to read “Notes”.

4. Representations and Warranties. MXE represents and warrants as follows:

4.1. Legal Existence, Organization. MXE is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware, with all corporate power and authority necessary to enter into and perform this Agreement and the Amended Loan Agreement. MXE has taken all corporate action required to authorize the execution, delivery and performance of this Agreement.

4.2. Enforceability. MXE has duly authorized, executed and delivered this Agreement. Each of this Agreement and the Amended Loan Agreement is the legal, valid and binding obligation of MXE and is enforceable against MXE in accordance with its respective terms (except to the extent that enforcement may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, or similar laws affecting creditors’ rights generally and by laws relating to the availability of specific performance, injunctive relief or other equitable remedies).

4.3. Noncontravention. The execution, delivery, and performance by MXE of this Agreement and the Amended Loan Agreement do not violate or conflict with any law applicable to MXE, any provision of its charter documents, any order or judgment of any court or other government agency applicable to it or any of its assets, or any contractual restriction binding on or affecting it or any of its assets.

4.4. Consents. All material governmental and other consents that are required to have been obtained by MXE with respect to the execution of this Agreement and the performance of this Agreement and the Amended Loan Agreement have been obtained and are in full force and effect.

4.5. Defaults. Immediately before and after giving effect to the amendments set forth in Section 2 hereof, no Default will exist.

4.6. Incorporation of Representations and Warranties. The representations and warranties set forth in Section 6 of the Amended Loan Agreement are true and correct in all material respects on and as of the date hereof with the same effect as if originally made on and as of the date hereof.

5. Conditions. The effectiveness of this Agreement shall be subject to the satisfaction of the following conditions, which conditions must be satisfied no later than March 31, 2004 or this Agreement shall terminate:

5.1. Note. MXE shall have duly authorized, executed and delivered to Lathi a Term Note.

5.2. Issuance of Warrants. MXE shall have issued to Lathi a warrant to purchase 75,000 shares of MXE common stock at a per share exercise price equal to $15.00 in the form attached as Exhibit 5.2 hereto.

5.3. Legal Opinion. On the Amendment Date, Lathi shall have received from Paul, Hastings, Janofsky & Walker LLP, counsel to MXE, their opinion with respect to the transactions contemplated by this Agreement, which opinion shall be in form and substance satisfactory to Lathi.

5.4. Officer’s Certificate. The representations and warranties of MXE set forth or incorporated by reference herein shall be true and correct in all material respects on and as of the Amendment Date as if originally made on and as of the Amendment Date; no Default shall have occurred on or prior to the Amendment Date; and Lathi shall have received a certificate to these effects signed by an officer in the event the Amendment Date occurs after the date hereof.

5.5. Payment of Lathi’s Legal Fees and Expenses. MXE shall have paid to Lathi the reasonable legal fees and expenses of Lathi with respect to this Agreement and the transactions contemplated hereby.

5.6. Proper Proceedings. This Agreement, each other Credit Document and the transactions contemplated hereby and thereby shall have been authorized by all necessary proceedings of MXE. All necessary material consents, approvals and authorizations of any governmental or administrative agency or any other person with respect to any of the transactions contemplated hereby or by any other Credit Document shall have been obtained and shall be in full force and effect.

6. Further Assurances. MXE will, promptly upon the request of Lathi from time to time, execute, acknowledge, deliver, file and record all such instruments and notices, and take all such other action, as Lathi deems necessary or advisable to carry out the intent and purposes of this Agreement.

7. General. The Amended Loan Agreement and all of the Credit Documents are each confirmed as being in full force and effect. This Agreement, the Amended Loan Agreement and the other Credit Documents referred to herein or therein constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral. Each of this Agreement and the Amended Loan Agreement is a Credit Document and may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their respective successors and assigns, including as such successors and assigns all holders of any Credit Obligation. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of law rules) of the State of Connecticut.

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Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.

MXENERGY INC.

By:	/s/ Carole R. Artman-Hodge
Name: Carole R. Artman-Hodge
	Title:	Executive Vice President and Chief Financial Officer

LATHI LLC

By:	Harvard Management Company, Inc.,
pursuant to delegated authority

By:	/s/ [ILLEGIBLE]
Authorized Signatory

By:	/s/ [ILLEGIBLE]
Authorized Signatory